Exhibit 10(a)26

FIFTH AMENDMENT TO THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN

WHEREAS, Southern Company Services, Inc. heretofore established and adopted the Southern Company Supplemental Benefit Plan, as amended and restated effective June 30, 2016 (the “Plan”);
WHEREAS, under Section 6.2 of the Plan, the Benefits Administration Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company (as defined in the Plan), or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Administrative Committee by Resolutions on August 1, 2018 and October 22, 2018, has determined it is appropriate to amend the Plan to clarify certain provisions relating to business divestitures that occurred during 2018 and to provide for cessation of participation for Gulf Power Company Participants due to the divestiture that occurred on January 1, 2019, and to provide for full vesting for such Participants and transfer of their benefits to the buyer’s nonqualified plan.
NOW, THEREFORE, effective as of January 1, 2019, the Plan is hereby amended as follows:
1.
The Plan is hereby amended by deleting paragraphs (c) and (d) of Section 4.3 and replacing them with the following:
(c)    Florida City Gas.
(1)    Cessation of Participation. Effective as of July 29, 2018, (i) Pivotal Utility Holdings, Inc. will cease to be an affiliated company of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division) or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc. will cease to be eligible to participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 29, 2018, Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division) will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.

(3)    Spinoff to Buyer’s Plan. Effective as of July 29, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division), or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of the stock of Pivotal Utility Holdings, Inc., will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
(d)    Southern Power Company.
(1)    Cessation of Participation. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility), or who are included on the list of “Pension Participants” under the Equity Interest Purchase Agreement dated as of May 20, 2018, providing for the sale of the sale of such equity interests of Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will cease to be eligible to participate in the Plan.
(2)    Vesting Acceleration. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.
(3)    Spinoff to Buyer’s Plan. Effective as of December 4, 2018, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility), or who are included on the list of “Pension Participants” under the Equity Interest Purchase Agreement dated as of May 20, 2018, providing for the sale of the sale of such equity interests of Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.

(e)    Gulf Power Company.
(1)    Cessation of Participation. Effective as of January 1, 2019, (i) Gulf Power Company will cease to be an Employing Company under the Plan; and (ii) Participants who cease to be Employees due to the sale of Gulf Power Company, or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of Gulf Power Company will cease to be eligible to participate in the Plan.
(2)    Vesting Acceleration. Effective as of January 1, 2019, Participants who cease to be Employees due to the sale of Gulf Power Company will be deemed to be fully vested in their benefits and Accounts for all purposes hereunder.
(3)    Spinoff to Buyer’s Plan. Effective as of January 1, 2019, all liabilities for the payment of benefits accrued under the Plan with respect to Participants who cease to be Employees due to the sale of Gulf Power Company, or who are included on the list of “Pension Participants” under the Stock Purchase Agreement dated as of May 20, 2018, providing for the sale of Gulf Power Company will be transferred to one or more nonqualified deferred compensation plans maintained by NextEra Energy, Inc.
2.
The Plan is hereby amended by deleting Gulf Power Company from the list of Employing Companies in Appendix A.
3.
Except as amended herein by this Fifth Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Fifth Amendment to the Southern Company Supplemental Benefit Plan, as amended and restated as of June 30, 2016, this 29th day of January, 2019.

BENEFITS ADMINISTRATION COMMITTEE
By:	/s/James M. Garvie
Name:	James M. Garvie
Its:	Chairperson

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